                                                                     Exhibit 2.1



                            SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT dated this 23rd day of October 2001, is made

BETWEEN

                           RECEPTAGEN LTD.,
                           a corporation incorporated under the federal laws of Canada

                           (hereinafter referred to as "RECEPTAGEN")

                                                               OF THE FIRST PART

AND

                           SPANTEL COMMUNICATIONS INC.,
                           a corporation incorporated under the laws of the British Virgin Islands

                           (hereinafter referred to as "SPANTEL")

                                                              OF THE SECOND PART

AND                        SPANTEL 2000, S.A.,
                           a corporation incorporated under the laws of Spain

                           (hereinafter referred to as "Spantel 2000, S.A.")

                                                               OF THE THIRD PART

AND

                           MOHAMED KHASHOGGI

                           (hereinafter collectively referred to as the "Spantel Shareholder")

                                                              OF THE FOURTH PART

WHEREAS Receptagen desires to purchase from the Spantel Shareholder and the Spantel Shareholder desires to sell to Receptagen the Spantel Securities;

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                                      -2-



AND WHEREAS Receptagen and the Spantel Shareholder desire to effect the purchase and sale of the Spantel Securities pursuant to the Share Exchange in accordance with the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT, in consideration of the mutual covenants hereinafter contained and provided for and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

1.1 DEFINITIONS. In this Agreement, unless the context otherwise requires, the terms set forth in Schedule 1 shall have the meanings set forth therein.

1.2 ENTIRE AGREEMENT. This Agreement together with the agreements and other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the Share Exchange and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, including the letter of intent dated May 15, 2001 (the "Letter of Intent"), and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or any other agreement or document to be delivered pursuant to this Agreement.

1.3 EXTENDED MEANINGS. In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

1.4 HEADINGS. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5 REFERENCES. References to an article, section, subsection, paragraph, schedule or exhibit shall be construed as references to an article, section, subsection, paragraph, schedule or exhibit to this Agreement, unless the context otherwise requires.

1.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.7 CURRENCY. Unless otherwise specified, the word "dollar", or the symbol "$" refers to Canadian currency.

1.8 SCHEDULES. The following is a list of schedules attached to and incorporated into this Agreement by reference and deemed as part of this Agreement.

                  SCHEDULE          DESCRIPTION
                  --------          -----------

                      1             Definitions
                      2             Spantel 2000, S.A. Financial Statements
                      3             Receptagen Financial Statements
                      4             Receptagen Management Information Circular
                      5             Escrow Agreement

                                   ARTICLE II
                                 SHARE EXCHANGE

2.1 AGREEMENT TO PURCHASE. Upon the terms and subject to the conditions contained in this Agreement, the Spantel Shareholder shall sell and Receptagen shall purchase, as of and with effect from the opening of business on the Closing Date, the Spantel Securities.

2.2 SHARE EXCHANGE. The purchase and sale of the Spantel Securities shall be effected by the issue of 16,500,000 Receptagen Shares to the Spantel Shareholder pursuant to the prospectus and registration exemptions contained in paragraphs 72(1)(j) and 35(1)(16) of the SECURITIES ACT (ONTARIO), 74(2)(25) and 45(2)(28)
of the SECURITIES ACT (British Columbia), 107(1)(j) and 65(1)(q) of the SECURITIES ACT (Alberta) in exchange for the Spantel Securities (altogether, the "Share Exchange").

2.3 HOLD BACK COMPENSATION. To compensate for any potential unascertained debt owing by Receptagen which accrued prior to the completion of the Share Exchange, is unsettled and is not statute barred, an additional 60,761 Receptagen Shares (the "Deposited Shares"), shall be issued at Closing to a trustee (the "Trustee") in trust for the Spantel Shareholder, which Trustee shall be appointed pursuant to the escrow agreement (the "Escrow Agreement") attached hereto as Schedule 6. Subject to applicable hold periods and other requirements by securities regulators in jurisdictions where Receptagen is a reporting issuer and the terms and conditions of the Escrow Agreement, the appointed Trustee shall sell the appropriate amount of the Deposited Shares to pay any debts owed by Receptagen to creditors whose claims accrued prior to the Closing, are unsettled and are not statute barred. The remaining Deposited Shares, if any, shall be returned to Receptagen and cancelled after the expiry of two years from the date of issuance of the Deposited Shares.

2.4 NAME CHANGE. The Parties hereby agree that, after the completion of the Share Exchange, Receptagen shall adopt the name "Spantel Communications, Inc." or such other similar name as may be agreed and approved by Governmental Authorities having jurisdiction.

2.5 DIRECTORS. The Parties hereby agree that, upon the completion of the Share Exchange, the board of directors shall consist of five (5) directors, and the directors of Receptagen who are not already directors of Spantel shall resign and be replaced by the nominees of Spantel.

2.6 ESCROW AND HOLD PERIODS. Spantel, Spantel 2000, S.A. and the Spantel Shareholder acknowledge that applicable securities regulators in Canada and/or the United Sates may require some or all of the common shares issued pursuant to this Agreement to be held in escrow pursuant
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                                      -4-


to the requirements of the said regulatory authorities. Further, Spantel, Spantel S.A. and the Spantel Shareholder acknowledges that the common shares issued by Receptagen pursuant to this Agreement are being issued pursuant to exemptions from registration and prospectus requirements of applicable securities legislation, and may be subject to applicable regulatory hold periods.

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE SPANTEL SHAREHOLDER

3.1 REPRESENTATIONS AND WARRANTIES OF THE SPANTEL SHAREHOLDER. The Spantel Shareholder represents and warrants to Receptagen as follows and acknowledges that Receptagen is relying on these representations and warranties in connection with the completion of the Share Exchange:

(a) CAPACITY TO OWN SPANTEL SECURITIES - The Spantel Shareholder has all necessary power, authority and capacity to own the Spantel Securities.

(b) CAPACITY TO ENTER AGREEMENT - The Spantel Shareholder has full power, right and authority to enter into this Agreement and to perform his obligations under it.

(c) BINDING OBLIGATION - This Agreement has been duly executed and delivered by the Spantel Shareholder and constitutes a valid and binding obligation of the Spantel Shareholder.

(d) ABSENCE OF CONFLICT - The Spantel Shareholder is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Spantel Securities, as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.

(e) TITLE TO SPANTEL SECURITIES - The Spantel Shareholder is the legal owner of the Spantel Securities with good and marketable title, free and clear of any Encumbrances, all of which Spantel Securities are represented by a single share certificate numbered 001 issued on June 7, 1999, registered in bearer form,.

(f) NO BANKRUPTCY - No proceedings have been taken or authorized by any Spantel Shareholder or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up as applicable, of any Spantel Shareholder.

(g) NO OPTION - No Person, other than Receptagen, or as otherwise indicated in this Agreement, has any agreement or any right capable of becoming an agreement or option for the purchase from the Spantel Shareholder of any of the Spantel Securities.

(h) DISCLOSURE - The representations and warranties of the Spantel Shareholder in this Agreement are true, correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such representations and warranties not misleading to Receptagen.
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                                      -5-


(i) NON-VIOLATION - Except for the Cease Trade Orders, the entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document of Spantel, any by-laws, any court or administrative order or process, any agreement or instrument to which Spantel or the Spantel Shareholder is party or by which it is bound.

                                   ARTICLE IV
                    REPRESENTATION AND WARRANTIES OF SPANTEL

4.1 REPRESENTATIONS AND WARRANTIES OF SPANTEL. Spantel represents and warrants to Receptagen as follows and acknowledges that Receptagen is relying on these representations and warranties in connection with the Share Exchange:

(a) DUE INCORPORATION - Spantel is a corporation duly incorporated and validly existing under the laws of the British Virgin Islands.

(b) CAPACITY TO ENTER AGREEMENT - Spantel has full corporate power and authority to enter into this Agreement and to perform its obligations under it.

(c) DUE AUTHORIZATION - The executing and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of Spantel.

(d) BINDING OBLIGATION - This Agreement has been duly executed and delivered by Spantel and constitutes a valid and binding obligation of it.

(e) ABSENCE OF CONFLICT - Spantel is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the Spantel Securities as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.

(f) REGULATORY APPROVALS - Except for Shareholder Approval and Regulatory Approval, no governmental or regulatory authorization, approval, order, consent or filing is required on the part of Spantel, in connection with the execution, delivery and performance of this Agreement and the performance of Spantel's obligations under this Agreement.

(g) NO BANKRUPTCY - No proceedings have been taken, are pending or authorized by Spantel or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up of Spantel.

(h) AUTHORIZED AND ISSUED CAPITAL - The authorized capital of Spantel consists of 60,000,000 common shares, of which 60,000,000 common shares (being all of the Spantel Securities) are currently outstanding as fully paid and non-assessable shares of Spantel, all of which shares are represented by a single share certificate numbered 001 issued on June 7, 1999, registered in bearer form. There are no warrants, options or other rights of any kind in existence, authorized or agreed to, which could result in any further shares or other securities of Spantel being allotted or issued or becoming outstanding.

(i) MINUTE BOOKS - The minute books of Spantel contain accurate and complete minutes of all meetings and resolutions of the directors and the shareholders of Spantel held or passed by signature in writing, respectively, since the date of its incorporation. All such meetings have been duly called and held. The share and warrant certificate books and share registers of Spantel are complete and accurate.

(j) SPANTEL'S CAPACITY AND POWER - Spantel has full corporate right, power and authority to own or lease its assets as now owned or leased and to carry on the Spantel Business.

(k)      BUSINESS - The only business carried on by Spantel is the Spantel
         Business.

(l) SPANTEL 2000, S.A. FINANCIAL STATEMENTS - The Spantel 2000, S.A. Financial Statements attached hereto as Schedule 3 have been prepared in accordance with international generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and fairly and accurately present, subject to immaterial variation, the financial position, assets and liabilities (whether absolute, contingent, accrued or otherwise) of Spantel on the dates thereof and the financial results of Spantel for the periods referred to in the Spantel Financial Statements.

(m) SUBSIDIARY - Spantel owns one hundred percent (100%) of the issued and outstanding securities of Spantel 2000, S.A.

(n) NO GUARANTEES ETC. - Spantel is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

(o)      RECORDS

         (i) The Spantel Records are true and correct and present fairly and disclose in all material respects the actual results of the Spantel Business.

         (ii) To the best of the knowledge of the Board of Directors of Spantel, all material financial transactions of Spantel have been accurately recorded in the Spantel Records. The Spantel Records (of a financial nature) have been prepared in accordance with international generally accepted accounting principles consistently applied.

         (iii) The files, documentation and information in writing provided by Spantel to Receptagen in connection with the negotiation and completion of the transactions contemplated in this Agreement are true and correct in all material respects.

(p) LITIGATION - There are no judgements, decrees, injunctions, ruling or orders of any court, Governmental Authority or arbitration panel, or any actions, suits, grievances or proceedings, (whether or not on behalf of Spantel) and, to the best of the knowledge of the Board of Directors of Spantel, are pending or threatened or involving Spantel, or the Spantel Business which may materially adversely affect the Spantel Business or Spantel's assets.

(q) SECURITIES DOCUMENTS - The Receptagen Information Circular appended hereto as Schedule 4 (to the extent that it sets forth facts or information about Spantel, which facts or information was provided or reviewed by Spantel) does not contain, to the best of the knowledge and belief of the Board of Directors of Spantel, any untrue statement of a material fact or omit to state a material fact that is required to be stated or omit to state a material fact that is necessary to be stated in order to make a statement contained in those documents not misleading in light of the circumstances in which it was made.

(r) DISCLOSURE - To the best of the knowledge of the Board of Directors of Spantel, the representation and warranties of the Spantel Shareholder in this Agreement are true, complete and correct and do not contain any untrue or misleading statement of a material fact.

(s) NON-VIOLATION - Except for the Cease Trade Orders, the entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document of Spantel, any by-laws, any court or administrative order or process, any agreement or instrument to which Spantel is party or by which it is bound.

                                    ARTICLE V
               REPRESENTATION AND WARRANTIES OF SPANTEL 2000, S.A.

5.1 REPRESENTATIONS AND WARRANTIES OF SPANTEL 2000, S.A. Spantel 2000, S.A. represents and warrants to Receptagen as follows and acknowledges that Receptagen is relying on these representations and warranties in connection with the Share Exchange:

(a) DUE INCORPORATION - Spantel 2000, S.A. is a corporation duly incorporated and validly existing under the laws of Spain.

(b) REGULATORY APPROVALS - Except for shareholder approval and regulatory approval, no governmental or regulatory authorization, approval, order, consent or filing is required on the part of Spantel 2000, S.A., in connection with the execution, delivery and performance of this Agreement and the performance of Spantel 2000, S.A.'s and Spantel's obligations under this Agreement.

(c) NO BANKRUPTCY - No proceedings have been taken, are pending or authorized by Spantel 2000, S.A. or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up of Spantel 2000, S.A.

(d) ISSUED AND OUTSTANDING SHARE CAPITAL - All of the issued and outstanding share capital of Spantel 2000, S.A. is beneficially owned by Spantel as fully paid and non-assessable shares of Spantel 2000, S.A. There are no warrants, options or other rights of any kind in existence, authorized or agreed to, which could result in any further shares or other securities of Spantel 2000, S.A. being allotted or issued or becoming outstanding.

(e) MINUTE BOOKS - The minute books of Spantel 2000, S.A. contain accurate and complete minutes of all meetings and resolutions of the directors and the shareholders of Spantel 2000, S.A. held or passed by signature in writing, respectively, since the date of its incorporation. All such meetings have been duly called and held. The share and warrant certificate books and share registers of Spantel 2000, S.A. are complete and accurate.

(f) SPANTEL 2000, S.A.'S CAPACITY AND POWER - Spantel 2000, S.A. has full corporate right, power and authority to own or lease its assets as now owned or leased and to carry on the Spantel Business.

(g) BUSINESS - The only business carried on by Spantel 2000, S.A. is the Spantel Business.

(h) SPANTEL 2000, S.A. FINANCIAL STATEMENTS - The Spantel 2000, S.A. Financial Statements attached hereto as Schedule 3 have been prepared in accordance with international generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and fairly and accurately present, subject to immaterial variation, the financial position, assets and liabilities (whether absolute, contingent, accrued or otherwise) of Spantel on the dates thereof and the financial results of Spantel for the periods referred to in the Spantel Financial Statements.

(i) NO GUARANTEES ETC. - Spantel 2000, S.A. is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

(j)      RECORDS

         (i) The Subsidiary Records are true and correct and present fairly and disclose in all material respects the actual results of the Spantel Business.

         (ii) To the best of the knowledge of the Board of Directors of Spantel 2000, S.A., all material financial transactions of Spantel 2000, S.A. have been accurately recorded in the Subsidiary Records. The Subsidiary Records (of a financial nature) have been prepared in accordance with international generally accepted accounting principles consistently applied.

         (iii) The files, documentation and information in writing provided by Spantel 2000, S.A. to Receptagen in connection with the negotiation and completion of the transactions contemplated in this Agreement are true and correct in all material respects.

(k) LITIGATION - There are no judgements, decrees, injunctions, ruling or orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings, (whether or not on behalf of Spantel 2000, S.A.) and, to the best of the knowledge of the Board of Directors of Spantel 2000, S.A., are pending or threatened or involving Spantel 2000, S.A., or the Spantel Business which may materially adversely affect the Spantel Business or Spantel 2000, S.A.'s assets.

(l) SECURITIES DOCUMENTS - The Receptagen Information Circular appended hereto as Schedule 5 (to the extent that it sets forth facts or information about Spantel 2000, S.A., which facts or information was provided or reviewed by Spantel 2000, S.A.) does not contain, to the best of the knowledge and belief of the Board of Directors of Spantel 2000, S.A., any untrue statement of a material fact or omit to state a material fact that is required to be stated or omit to state a material fact that is necessary to be stated in order to make a statement contained in those documents not misleading in light of the circumstances in which it was made.

(m) NON-VIOLATION - Except for the Cease Trade Orders, the entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document of Spantel 2000, S.A., any by-laws, any court or administrative order or process, any agreement or instrument to which Spantel 2000, S.A. is party or by which it is bound.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF RECEPTAGEN

6.1 REPRESENTATIONS AND WARRANTIES OF RECEPTAGEN. Receptagen hereby represents and warrants to Spantel, Spantel 2000, S.A. and the Spantel Shareholder as follows and acknowledges that Spantel, Spantel 2000, S.A. and the Spantel Shareholder is relying on those representations and warranties in connection with the Share Exchange:

(a) DUE INCORPORATION - Receptagen is a corporation duly incorporated and validly existing under the federal laws of Canada.

(b) CAPACITY TO ENTER AGREEMENT - Receptagen has full power, right and authority to enter into this Agreement and to perform the obligations under it.

(c) DUE CORPORATE AUTHORIZATION - The execution and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of Receptagen.

(d) BINDING OBLIGATION - This Agreement has been duly executed and delivered by Receptagen and constitutes a valid and binding obligation of Receptagen.

(e) ABSENCE OF CONFLICT - Except for the Cease Trade Orders, Receptagen is not a party to, bound or affected by or subject to any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the Receptagen Shares as a consequence of, the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.

(f) REGULATORY APPROVALS - Except for Shareholders Approval and Regulatory Approval, no governmental or regulatory authorization approval, order, consent or filing is required on the part of Receptagen, in connection with the execution, delivery and performance of this Agreement and the performance of Receptagen's obligations under this Agreement.

(g) NO BANKRUPTCY - No proceedings have been taken, are pending or authorized by Receptagen or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up of Receptagen.

(h) AUTHORIZED AND ISSUED CAPITAL - On the date of this Agreement, the authorized capital of Receptagen consists of an unlimited number of common shares, of which 6,652,365 common shares are issued and outstanding, and an unlimited number of preferred shares, of which no preferred shares are issued and outstanding. The Receptagen Shares shall be consolidated prior to Closing so that there shall be approximately 1,215,236 common shares of Receptagen immediately prior to the Closing, and said Receptagen Shares shall be duly and validly issued and outstanding as fully paid and non-assessable. There shall also be 39,250 Receptagen Options and 28,250 Receptagen Warrants outstanding and no other right of any kind in existence, authorized or agreed to which could result in any further shares or the securities of Receptagen being allotted or issued or becoming outstanding.

(i) MINUTE BOOKS - The minute books of Receptagen contain accurate and complete minutes of all meetings and resolutions of the directors and the shareholders of Receptagen held or passed by signature in writing, respectively, since the date of its incorporation. All such meetings have been duly called and held.

(j) NO SUBSIDIARIES - Receptagen does not own any shares in or securities of any corporate body.

(k) REPORTING ISSUER - Receptagen is a reporting issuer in the Provinces of Ontario, British Columbia and Alberta, as well as in the United States and is currently on the list of defaulting reporting issuers maintained by the OSC, ASC and BCSC. Receptagen is the subject of cease trading orders (the "Cease Trade Orders") imposed by the OSC, ASC and BCSC for failure to file financial statements pursuant to the SECURITIES ACT (Ontario), the SECURITIES ACT (Alberta) and the SECURITIES ACT (British Columbia), respectively.

(l) COMPLIANCE WITH LAWS - Except where failure to comply will not have a material adverse effect on Receptagen and the failure to file financial statements with the OSC, ASC and BCSC resulting in the Cease Trade Orders, Receptagen is in compliance with all applicable laws, rules, regulations, notices, approvals and orders. For greater certainty, Receptagen confirms that it has at present, no active business undertakings

(m) ABSENCE OF MATERIAL CHANGES. Since the execution of the Letter of Intent to the execution of this Agreement:

         (i) no changes have been made in the accounting methods, practices, or policies followed by Receptagen;

         (ii) Receptagen has not increased, incurred or guaranteed any debt, obligation, or liability (whether absolute or contingent and whether or not currently due and payable);

         (iii) there has been no damage, destruction or loss, labour trouble, or other event, development or condition of any character (whether or not covered by insurance) which adversely affects, or, may adversely affect, the properties or prospects of Receptagen; and

         (iv) Receptagen has not paid any amount or dividend, or otherwise made any distribution or the payment of any kind or nature whatsoever to any non-arm's length Person.

(n) RECEPTAGEN FINANCIAL STATEMENTS - The Receptagen Financial Statements attached hereto as Schedule 4:

         (i) have been prepared in accordance with U.S. generally accepted accounting principles; and

         (ii) fairly and accurately present the financial position, assets and liabilities (whether absolute, contingent, accrued or otherwise) of Receptagen on the dates thereof the financial results of Receptagen for the periods referred to in the Receptagen Financial Statements, which financial position, assets and liabilities, shall not have materially changed other than as so contemplated in this agreement.

(o) NO GUARANTEES ETC. - Receptagen is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person, so that as at Closing, Receptagen shall have no debts or liabilities, except for any potential, unascertained debt as provided in section 2.3 herein and US$628,748 owed by Receptagen to InterUnion Financial Corporation ("InterUnion") pursuant to unsecured, non-interest bearing promissory notes issued to InterUnion to cover InterUnion promissory notes to Receptagen's co-owner creditors (the "InterUnion Promissory Notes").

(p) TITLE TO AND CONDITION OF ASSETS - As of the date hereof, Receptagen has no tangible assets of any kind.

(q)      RECORDS

         (i) All material financial transactions of Receptagen have been accurately recorded in the Receptagen Records. The Receptagen Records (of a financial nature) have been prepared in accordance with U.S. generally accepted accounting principles consistently applied.

         (ii) The files, documentation and information in writing provided by Receptagen to the Spantel Shareholder in connection with the negotiation and completion of the transactions contemplated in this Agreement are true and correct in all material respects to the best knowledge of the Board of Directors of Receptagen.

(r) EMPLOYEES - At present, Receptagen does not employ or engage any employees.


(s) LITIGATION - There are no judgements, decrees, injunctions, ruling or orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of Receptagen) pending or threatened or involving Receptagen.

(t) DISCLOSURE - The representations and warranties of Receptagen in this Agreement are true, complete and correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such representations and warranties not misleading to the Spantel Shareholder.

(u) ENVIRONMENTAL - To the knowledge and belief of the Board of Directors of Receptagen:

         (i) all premises used by Receptagen to carry on its business comply and have at all times complied with, and Receptagen is not in violation of and has not violated, in connection with its ownership of such property or conduct of its business, any applicable laws, regulations or orders of any governmental authorities relating to environmental matters;

         (ii) Receptagen has at all times received, handled, used, stored, treated, shipped and disposed of all environmental contaminants in strict compliance with all applicable environmental health or safety laws, regulations, orders or approvals; and

         (iii) no hazardous or toxic materials, substances, pollutants, contaminants or wastes have been released into the environment, or deposited, discharged, placed or disposed of at, on or near any real property of Receptagen as a result of the conduct of the business related thereto, nor has Receptagen's real property been used at any time by any person as a landfill or waste disposal site.

(v) TAX LIABILITIES - Receptagen has no outstanding tax liabilities presently due and owing or expected to come due and owing, to any taxation authority in Canada or elsewhere.

(w) SECURITIES DOCUMENTS - The Receptagen Information Circular in conjunction with amendments to the resolutions passed by shareholders of Receptagen at the annual and special meeting of shareholders of Receptagen held July 12, 2001 (the "Meeting") as provided in the minutes of the Meeting appended hereto at Schedule 5 (to the extent that it sets forth facts or information about Receptagen) does not contain, to the best of the knowledge and belief of the Board of Directors of Receptagen, any untrue statement of a material fact or omit to state a material fact that is required to be stated or omit to state a material fact that is necessary to be stated in order to make a statement contained in those documents not misleading in light of the circumstances in which it was made.


                                   ARTICLE VII
              NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.1 Subject to section 7.2, all representations and warranties contained in this Agreement on the part of each of the parties shall survive the Closing for a period of one (1) year from the Closing Date, after which time, if no claim shall have been made against a Party with respect to any incorrectness or in breach of any representation or warranty, that Party shall have no further liability under this Agreement with respect to the representation or warranty.

7.2 The representations, warranties, covenants and indemnities of the Parties relating to the tax liability of Receptagen and Spantel shall:

(a) unless resulting from any misrepresentation made or fraud committed in filing a return or supplying information for the purposes of the INCOME TAX ACT (CANADA), applicable provincial corporation tax legislation or any other legislation imposing tax on Receptagen and Spantel, terminate at the expiration of the last of the limitation periods contained in the INCOME TAX ACT (CANADA), applicable provincial corporation tax legislation or any other legislation imposing tax on Receptagen and Spantel, subsequent to the expiration of which an assessment, reassessment, or other form of recognized document assessing liability for its year ended immediately prior to the Closing Date; and

(b) if based upon misrepresentation made or fraud committed in filing a return or in supplying information for the purpose of the INCOME TAX ACT (CANADA), applicable provincial corporation tax legislation or any other legislation imposing tax on Receptagen and Spantel, survive without limit as to time.

7.3 All statements contained in any certificate or any instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party under this Agreement.

                                  ARTICLE VIII
                                    COVENANTS

8.1 CONDUCT OF SPANTEL BUSINESS PRIOR TO CLOSING. During the Interim Period, Spantel shall:

(a) CONDUCT BUSINESS IN ORDINARY COURSE - except as otherwise contemplated or permitted by this Agreement, conduct the Spantel Business diligently and prudently, and in the normal course;

(b) CONTINUE INSURANCE - continue in full force all existing insurance policies;

(c)      COMPLY WITH LAWS - comply with all laws applicable to the Spantel
         Business;

(d) MAINTAIN PERMITS - apply for, maintain in good standing and renew all Permits, licenses, and registrations necessary to enable it to carry on the Spantel Business as now conducted;

(e) ISSUE SECURITIES, ETC. - not issue any securities, including debt, except in the ordinary course of business, as contemplated herein or with the prior written consent of Receptagen;

(f) DIVIDENDS - not declare or pay any dividends or distribute any of its properties or assets to shareholders or any non-arm's length Person without the prior written consent of Receptagen;

(g) AGREEMENTS - not enter into any contracts, except in the ordinary course of business or with the prior written consent of Receptagen;

(h) ARTICLES AND BYLAWS - not alter or amend its articles or bylaws, except as contemplated herein or with the prior written consent of Receptagen;

(i) BUSINESS ACTIVITY - not engage in any business enterprise or other activity different from its current activities to date except those specifically expressed herein or with the prior written consent of Receptagen;

8.2 CONDUCT OF RECEPTAGEN PRIOR TO CLOSING. During the Interim Period, Receptagen shall:

(a) ISSUE SECURITIES, ETC. - not issue any securities, including debt, except in the ordinary course of business, as contemplated herein or with the prior written consent of Spantel;

(b) DIVIDENDS - not declare or pay any dividends or distribute any of its properties or assets to shareholders or any non-arm's length Person without the prior written consent of Spantel;

(c) AGREEMENTS - not enter into any contracts, except in the ordinary course of business or with the prior written consent of Spantel;

(d) ARTICLES AND BYLAWS - not alter or amend its articles or bylaws, except as contemplated herein or with the prior written consent of Spantel;

(e) BUSINESS ACTIVITY - not engage in any business enterprise or other activity different from its current activities to date except those specifically expressed herein or with the prior written consent of Spantel;

8.3 ACCESS FOR INVESTIGATION.

(a) Receptagen and Spantel shall permit the other Party and its Authorized Representatives, until the Closing Date, to have reasonable access during normal business hours to their respective premises and their respective Records to enable confirmation of the accuracy of the Records and the matters represented and warranted in Articles III, IV, V and VI.

         Until the Closing Date and, in the event the termination of this Agreement without the completion of the transactions contemplated hereby, each of the Parties shall thereafter, subject to subsection 8.3(b), use its best efforts to keep confidential and not use for its own purpose (other than as contemplated by this Agreement) any information obtained from any other Party with respect to the other Party's affairs. If this Agreement is terminated, all documents, working papers and other written material obtained by the Party from the other party in connection with this Agreement and not previously made public (and all copies thereof) shall be returned to the other Party promptly after such termination.

(b) The obligation of each of the Parties under subsection 8.3(a) to keep confidential and not use any information shall not apply to information which:

         (i) becomes generally available to the public other than as a result of a disclosure by the Party or its representatives in violation of this Agreement;

         (ii) was available to the Party on a non-confidential basis prior to its disclosure by the other party or their representatives;

         (iii) becomes available to the party on a non-confidential basis from a source other than the other Party or its representatives, provided that such source is not bound by a confidentiality agreement with the other Party; or

         (iv)     the Party is required by law to disclose.

8.4 CLOSING DOCUMENTS. The Ancillary Agreements and the Conveyance Documents shall be executed and delivered by the Parties thereto at the Closing Time.

8.5 CORPORATE PROCEEDINGS. On or before the Closing Date, each Party (which is a corporation) shall provide to the other Parties certified copies of all necessary proceedings and resolutions, corporate or otherwise, and all other necessary actions, corporate or otherwise, authorizing the execution and delivery of this Agreement and the matters contemplated in it.

8.6 ACTIONS TO SATISFY CLOSING CONDITIONS. Each Party shall take all such actions as are within its power to control, and shall use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth in this Agreement that are for the benefit of itself or any other Party.

8.7 RECEPTAGEN CORPORATE PROCEEDINGS. Receptagen shall have obtained or effected or shall use its best effort to obtain or effect prior to Closing the following:

         (i)      the Shareholder Approval;

         (ii)     the Regulatory Approval;

         (iii) amendment of the articles of Receptagen to consolidate the common shares on a ratio of ten (10) "old" common shares for one (1) "new" common share; and

         (iv)     the completion of the Debt Conversion.


                                   ARTICLE IX
                              CONDITIONS OF CLOSING

9.1 CONDITIONS FOR RECEPTAGEN'S BENEFIT. Receptagen shall not be obliged to complete the Share Exchange unless, on the Closing Date, each of the following conditions shall have been satisfied:

(a) ACCURACY OF REPRESENTATIONS - The representations and warranties of the Spantel Shareholder, Spantel and Spantel 2000, S.A. set forth in Articles III, IV and V, respectively, shall be true and correct at the Closing Date, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business, and Receptagen shall have received a certificate from the Spantel Shareholder, Spantel and Spantel 2000, S.A. confirming the foregoing.

(b) PERFORMANCE OF OBLIGATIONS - Spantel, Spantel 2000, S.A. and the Spantel Shareholder shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing. Spantel, Spantel 2000, S.A. and the Spantel Shareholder shall not be in breach of any agreement on their part contained herein;

(c) DELIVERIES - Spantel, Spantel 2000, S.A. and the Spantel Shareholder shall have delivered or caused to be delivered to Receptagen the Conveyance Documents, and shall deliver up to Receptagen possession of the Spantel Securities, free and clear of any Encumbrances;

(d) SHAREHOLDER APPROVAL AND REGULATORY APPROVAL - On or before Closing Time, all items listed in the subarticles of section 8.7 herein shall have been approved by the shareholders of Receptagen, and the Regulatory Approval shall have been obtained or given, as the case may be;

(e) COMPLETION OF INVESTIGATIONS - The investigations and assessments contemplated in section 8.3 shall have been completed and Receptagen shall be satisfied with the result of such investigations and assessments including, without limitation, the accuracy of the Spantel Records and Subsidiary Records and matters represented and warranted in Articles III, IV and V;

(f) CONSENTS, AUTHORIZATIONS AND REGISTRATIONS - All consents, approvals, orders and authorizations of, from or notifications to any persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

         There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law;

(g) NO LOSS - During the Interim Period, there shall have been no material damage to the assets of Spantel or the Spantel Business by fire or other peril, whether or not such damage is covered by insurance; and

(h) NO MATERIAL CHANGES - There shall have been no material adverse changes in the Spantel Business, assets or financial condition of Spantel during the Interim Period. For the purposes of this subsection, the term "material adverse change" shall mean any change in the assets, liabilities or financial condition of Spantel or the Spantel Business that may involve material reduction, damage, risk to or destruction of the assets, whether or not the change is covered by insurance.

If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, Receptagen may terminate this Agreement by notice in writing to the other Parties in which event Receptagen shall be released from all obligations under this Agreement and (Receptagen can show that the condition relied upon could reasonably have been performed by the other parties) the other Parties shall also be released from all obligations hereunder; provided, however, that Receptagen shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to its rights of termination in the event of the non-fulfilment of any other condition in whole or in part.

9.2 CONDITIONS FOR THE BENEFIT OF SPANTEL AND THE SPANTEL SHAREHOLDER. Spantel and the Spantel Shareholder shall not be obliged to complete the Share Exchange unless, on the Closing Date, each of the following conditions shall have been satisfied:

(a) ACCURACY OF REPRESENTATIONS - The representations and warranties of Receptagen set forth in Article VI shall be true and correct at the Closing Date, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, and the Spantel Shareholder shall have received a certificate from Receptagen confirming the foregoing.

(b) PERFORMANCE OF OBLIGATIONS - Receptagen shall have performed all of the obligations hereunder to be performed by it at or prior to the Closing and Receptagen shall not be in breach of any agreement on its part contained herein.

(c) DELIVERIES - Receptagen shall have delivered or caused to be delivered to the Spantel Shareholder possession of the 16,500,000 Receptagen Shares, free and clear of any Encumbrances, and to the Trustee possession of the Deposited Shares.

(d) SHAREHOLDERS APPROVAL AND REGULATORY APPROVAL - The Shareholders Approval, the approval of this Agreement and the transactions contemplated herein by the Spantel Shareholder, the matters contemplated in section 8.7 and the Regulatory Approval shall have been obtained, completed or given, as the case may be, on or before the Closing Time.

(e) COMPLETION OF INVESTIGATIONS - The investigations and assessments contemplated in section 8.3 shall have been completed and Spantel and the Spantel Shareholder shall be satisfied with the results of such investigations and assessments including, without limitation, the accuracy of the Receptagen Records and matters represented and warranted in Article VI.

(f) CONSENTS, AUTHORIZATIONS AND REGISTRATIONS - All consents, approvals, orders and authorizations of, from or notifications to any Persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.

         There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.

(g) NO LOSS - During the Interim Period, there has been no material damage to the assets of Receptagen by fire or other peril, whether or not such damage is covered by insurance.

(h) NO MATERIAL CHANGES - There shall have been, in the reasonable opinion of Spantel, Spantel 2000, S.A. and the Spantel Shareholder, no material adverse changes in the assets or financial condition of Receptagen during the Interim Period. For the purposes of this subsection, the term "material adverse change" shall mean any change in the assets, liabilities or financial condition of Receptagen that may, in the reasonable opinion of Spantel, Spantel S.A. and the Spantel Shareholder involve material reduction, damage, risk to or destruction of the assets whether or not the change is covered by insurance.

(i) RECEPTAGEN DEBT- As of the Closing, Receptagen shall have no outstanding debt except any potential unascertained debt owed by Receptagen as described in section 2.3 herein and the InterUnion Promissory Notes.

(j) RECEPTAGEN SHARES ISSUED AND OUTSTANDING - Immediately prior to the Closing, there shall be no more than 1,215,236 post-consolidation common shares of Receptagen issued and outstanding (including the shares to be issued pursuant to the Debt Conversion), 39,250 Receptagen Options outstanding and 28,250 Receptagen Warrants outstanding.

If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, Spantel, Spantel 2000, S.A. and the Spantel Shareholder may terminate this Agreement by notice in writing to Receptagen in which event Spantel, Spantel 2000, S.A. and the Spantel Shareholder shall be released from all obligations under this Agreement and (unless Spantel, Spantel 2000, S.A. and the Spantel Shareholder can show that the condition relied upon could reasonably have been performed by Receptagen) Receptagen shall also be released from all obligations hereunder; provided, however, that Spantel, Spantel 2000, S.A. and the Spantel Shareholder shall be entitled to waive compliance with any one or more of such conditions in whole or in part if they shall see fit to do so, without prejudice to their rights to termination in the event of the non-fulfilment of any other condition in whole or in part.

                                    ARTICLE X
                                 INDEMNIFICATION

10.1 MUTUAL INDEMNIFICATION'S FOR BREACHES OF WARRANTY, ETC. Subject to section 10.3, Receptagen hereby covenants and agrees with the Spantel Shareholder, Spantel 2000, S.A. and Spantel and the Spantel Shareholder, Spantel 2000, S.A. and Spantel hereby covenant and agree severally with Receptagen (the parties covenanting and agreeing to indemnify another party under this Article X are hereinafter individually referred to as "Indemnifying Party" and the parties that are being indemnified by another Party under this Article X are hereinafter individually referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against any Claims which may be made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, or arising out of any non-fulfilment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any Ancillary Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or any Ancillary Agreement.

10.2 UNDISCLOSED LIABILITIES INDEMNITY. Notwithstanding section 10.1 and without limiting the generality of section 10.1:

(a) The Spantel Shareholder shall indemnify Receptagen from all Claims arising from liabilities or obligations to Persons that arise from the act or failure to act of such Spantel Shareholder prior to the Closing Date that are not disclosed to Receptagen pursuant to Article III;

(b) Spantel shall indemnify Receptagen from all Claims arising from liabilities or obligations to Persons that arise from the act or failure to act of Spantel prior to the Closing Date that are not disclosed to Receptagen pursuant to Article IV;

(c) Spantel 2000, S.A. shall indemnify Receptagen from all Claims arising from liabilities or obligations to Persons that arise from the act or failure to act of Spantel 2000, S.A. prior to the Closing Date that are not disclosed to Receptagen pursuant to Article V; and

(d) Receptagen shall indemnify Spantel, Spantel 2000, S.A. and the Spantel Shareholder from all Claims arising from liabilities or obligations to Persons that arise from the act or failure to act of Receptagen prior to the Closing Date that are not disclosed to Spantel, Spantel 2000, S.A. and the Spantel Shareholder pursuant to Article VI.

10.3 LIMITATION ON MUTUAL INDEMNIFICATION. The indemnification obligations of each of the Parties pursuant to section 10.1 and 10.2 shall be subject to the following:

(a) the applicable limitation mentioned in Article VII respecting the survival of the representations and warranties of the Parties;

(b) the indemnity obligations under section 10.2 shall survive for a period of one (1) year from the Closing Date;

(c) there shall be no limit as to amount in respect of breaches of the representations and warranties of the Parties other than as specifically limited by the provisions of the section; and

(d) an Indemnifying Party shall not be required to indemnify an Indemnified Party until the aggregate Claims sustained by the Indemnified Party exceeds a value of $5,000, in which case the Indemnifying Party shall be obligated to the Indemnified party for all Claims without limit as to amount.

10.4 PROCEDURE FOR INDEMNIFICATION. The following provisions shall apply to any Claims for which an Indemnifying Party may be obligated to indemnify an Indemnified Party pursuant to this Agreement:

         (i) upon receipt from a third party by the Indemnified Party of notice of a Claim or the Indemnified party becoming aware of a Claim in respect of which the Indemnified Party proposes to demand indemnification from the Indemnifying Party, the Indemnified Party shall give notice to that effect to the Indemnifying Party with reasonable promptness, provided that failure to give such notice shall not relieve an Indemnifying Party from any liability it may have to the Indemnified Party except to the extent that the Indemnifying Party is prejudiced thereby;

         (ii) in the case of Claims arising from third parties, the Indemnifying Party shall have the right by notice to the Indemnified party not later than thirty (30) days after receipt of the notice described in paragraph (i) above to assume the control of the defense, compromise or settlement of the Claims, provided that such assumption shall, by its terms, be without costs to the Indemnified Party and the Indemnifying Party shall at the Indemnified Party's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defense, compromise or settlement;

         (iii) upon the assumption of control by the Indemnifying Party as aforesaid, the Indemnifying Party shall diligently proceed with the defense, compromise or settlement of the Claims at its sole expense, including employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall co-operate fully, but at the expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are necessary to enable the Indemnifying Party to conduct such defense; provided always that the Indemnified Party shall be entitled to reasonable security from the Indemnifying Party for the expense, costs of other liabilities to which it may be or may become exposed by reason of such co-operation;

         (iv) the final determination of any such Claims arising from third parties, including all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be of such Claims against the Indemnifying Party hereunder; and

         (v) should the Indemnifying Party fail to give notice to the Indemnified Party as provided in paragraph (ii) above, the Indemnified Party shall be entitled to make such settlement of the Claims as in its sole discretion may appear advisable, and such settlement or any other final determination of the Claims shall be binding upon the Indemnifying Party.

                                   ARTICLE XI
                              CLOSING ARRANGEMENTS

11.1 CLOSING. The Closing shall take place at the offices of Carbonaro Stewart Kligerman Sugar LLP, Barristers and Solicitors, 390 Bay Street, Suite 1600, Toronto M5H 2Y2,Ontario, Canada at the Closing Time on the Closing Date.

11.2 CLOSING PROCEDURES. At the Closing Time:

(a) Receptagen shall issue and deliver to the Spantel Shareholder possession of the 16,500,000 Receptagen Shares;

(b)      the Spantel Shareholder shall deliver up to Receptagen the Spantel
         Securities;

(c) Receptagen shall issue and deliver to the Trustee possession of the Deposited Shares;

(d) Spantel shall provide to Receptagen a certified copy of a unanimous resolution of the shareholders of Spantel approving the Share Exchange;

(e) Counsel for Spantel shall deliver a legal opinion, addressed to Receptagen and counsel for Receptagen, in a form satisfactory to counsel for Receptagen, concerning the status and standing of Spantel and Spantel 2000, S.A. and other various material issues addressed herein concerning Spantel, Spantel 2000, S.A. and the Spantel Shareholder including various matters addressed in Articles III, IV and V herein;

(f) Counsel for Receptagen shall deliver a legal opinion, addressed to Spantel, Spantel 2000, S.A. and the Spantel Shareholder and counsel for Spantel, Spantel 2000, S.A. and the Spantel Shareholder, in a form satisfactory to counsel for Spantel, Spantel 2000, S.A. and the Spantel Shareholder, concerning the status and standing of Receptagen and other various material issues addressed herein concerning Receptagen including various matters addressed in Article VI herein;

(g) The current directors of Receptagen who are not already directors of Spantel shall resign in seriatim from the board of Receptagen in favour of the nominees of Spantel (as it will be constituted at the Closing); and

(h) The Parties shall take or shall have taken, as the case may be, the other actions contemplated to be taken by them at or before the Closing contemplated in this Agreement.

11.3 NON-WAIVER. No investigations made by or on behalf of Receptagen, Spantel, Spantel 2000, S.A. and the Spantel Shareholder at any time shall have the effect of waiving or diminishing the scope of or otherwise affecting any representation, warranty or indemnity made by or imposed upon the Parties pursuant to this Agreement.

                                   ARTICLE XII
                                     GENERAL

12.1 TERMINATION

(a)      This Agreement may be terminated at any time prior to the Closing:

         (i)      by the mutual agreement of the Parties;

         (ii)     by the Parties if:

                  (I) the Share Exchange shall not have been completed by January 31, 2002 (or such other date, if any, as the Parties shall have agreed in writing), if the failure to complete such purchase and sale on or before such date is not caused by any breach of this Agreement by the Party electing to terminate; or

                  (II) the Share Exchange would violate any non-appealable final order, decree or judgement of any court or governmental body having competent jurisdiction.

(b) If this Agreement is terminated by a Party under subsection 11.1(a), such termination shall be without liability of either Party to the other parties, or to any of their shareholders, directors, officers, employees, agents, consultants or representatives provided that if such termination shall result from the wilful failure of the Party to fulfil a condition to the performance of the other Parties or to perform a covenant of this agreement or from a wilful breach by the party to this Agreement, the Party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable counsel fees and disbursements) sustained or incurred by the other Parties.

12.2 EXPENSES. Except for Receptagen's auditing costs, all costs and expenses (including the fees and disbursements of accountants and legal counsel) incurred in connection with this Agreement and completion of the transactions contemplated by this Agreement shall be paid by Spantel whether or not the Share Exchange is completed.

12.3 TIME OF ESSENCE. Time shall be of the essence in all respects of this Agreement.

12.4 NOTICES. Any notice or other communication which is required or permitted to be given or made by one Party to the others hereunder shall be in writing and shall be either:

(1)      personally delivered to such Parties; or

(2)      sent by facsimile.

         Any notice shall be sent to the intended recipient at its address as follows:

         (a)      TO RECEPTAGEN:

                  c/o Carbonaro Stewart Kligerman Sugar LLP
                  Barristers and Solicitors
                  390 Bay Street, Suite 1600
                  Toronto, Ontario M5H 2Y2

                  Attention: Warren Wheeler

                  Facsimile No.:  (416) 368-0909

                  AND TO THEIR COUNSEL:

                  Carbonaro Stewart Kligerman Sugar LLP
                  Barristers and Solicitors
                  390 Bay Street, Suite 1600
                  Toronto, Ontario M5H 2Y2

                  Facsimile No.: (416) 368-0909

         (b)      TO SPANTEL, SPANTEL 2000, S.A. AND/OR THE SPANTEL SHAREHOLDER
                  AT:

                  Spantel Communications Inc.
                  c/o Spantel Communications, Inc.
                  Paseo de la Castellana 114, 8-4A
                  28046
                  Madrid, Spain

                  Attention:

                  Facsimile No.:

                  AND TO THEIR COUNSEL:

                  -------------------------------------

                  -------------------------------------

                  -------------------------------------

                  -------------------------------------

                  Attention:

                  Facsimile No.:

or at such other address as any Party may from time to time advise the others by notice in writing. Any notice given by personal delivery shall be deemed to be received on the date of delivery. Any notice sent by facsimile or similar method of recorded communication shall be deemed to have been received on the next Business Day following the date of its transmission.

12.5 FURTHER ASSURANCES. The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions, whether before or after the Closing.

12.6 PUBLIC NOTICE. All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Parties and no Party shall act unilaterally in this regard without the prior written approval of the other Parties, such approval not to be unreasonably withheld.

12.7 AMENDMENT AND WAIVER. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the Provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.8 ASSIGNMENT. This Agreement and the rights or obligations hereunder or thereunder are not assignable by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

12.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.10 INDEPENDENT LEGAL ADVICE. The Parties hereby acknowledge that each has been advised to seek Canadian and U.S. independent legal counsel in respect of the Agreement and the matters contemplated herein. To the extent that a Party declines to receive Canadian and/or U.S. independent legal counsel in respect of the Agreement, that Party waives the right, should a dispute later develop, to rely on its lack of Canadian and/or U.S. independent legal counsel to avoid its obligations, to seek indulgences from the other Parties or to otherwise attack the integrity of the Agreement and the provisions thereof, in whole or in part.

12.11 COUNTERPARTS. This agreement may be executed by the Parties in one or more counterparts by original or facsimile signature, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.

                            (executions on next page)

         IN WITNESS WHEREOF this agreement has been executed by the Parties each as of the day and year first before written.

         THIS AGREEMENT IS HEREBY EXECUTED on the date set forth above.

                                       RECEPTAGEN LTD.

                                       Per: /s/ Linda Kent
                                           --------------------------
                                           Authorized Signing Officer
                                           I have authority to bind the company.


                                       SPANTEL COMMUNICATIONS, INC.

                                       Per: /s/ Jose Ramon Basterra
                                           --------------------------
                                           Authorized Signing Officer
                                           I have authority to bind the company.

                                       SPANTEL 2000, S.A.

                                       Per: /s/ Jose Ramon Basterra
                                           --------------------------
                                           Authorized Signing Officer
                                           I have authority to bind the company.


                                  )
                                  )
                                  )    /s/ Mohamed Khashoggi
-------------------------------   )    ----------------------------------
Witness to signature to Mohamed   )    MOHAMED KHASHOGGI
Khashoggi                         )
                                  )

                                   SCHEDULE 1
                                   DEFINITIONS

"Affiliate and Associate" means an "affiliate" and "associate", respectively, as those terms are defined in the CANADA BUSINESS CORPORATION ACT, as amended on the date hereof.

"Agreement" means the Agreement and any instrument supplemental or ancillary to it.

"ASC" means Alberta Securities Commission.

"Ancillary Agreements" means all documents, agreements, certificates and instruments to be executed or delivered by any Person under this Agreement including the Conveyance Documents.

"Authorized Representatives" means employees, agents, counsel, accountants and other representatives.

"BCSC" means the British Columbia Securities Commission.

"Business Day" means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

"Cease Trade Orders" means the cease trading orders imposed on Receptagen by the OSC, ASC and BCSC for failure to file financial statements pursuant to the SECURITIES ACT (Ontario), the SECURITIES ACT (Alberta) and the SECURITIES ACT (British Columbia), respectively.

"Claims" means claims, demands, actions, causes of action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees.

"Closing" means the completion of the Share Exchange pursuant to this Agreement.

"Closing Date" means January 31, 2002, or such other later date as may be agreed to by the Parties.

"Closing Time" means 2:00 p.m. (Toronto time) on the Closing Date or such other time on the Closing Date as may be agreed to by the Parties.

"Consolidation" means the consolidation of the outstanding common shares of Receptagen on a 1 for 10 basis as provided herein.

"Conveyance Documents" means all bills of sale, assignments, instruments of transfer, assurances, consents, and other documents as shall be necessary to effectively transfer to Receptagen the Spantel Securities.

"Debt Conversion" means, subject to Regulatory Approval, the conversion of outstanding debt of approximately $358,000 owed by Receptagen to certain creditors into up to 5,500,000 pre-consolidation common shares of Receptagen prior to the Closing.

"Deposited Shares" means the additional 60,761 Receptagen Shares issued at Closing to the Trustee in trust for the Spantel Shareholder on the terms and conditions set out in the Escrow Agreement.

"Escrow Agreement" means the escrow agreement attached hereto as Schedule 6.

"Encumbrances" means any mortgage, charge, pledge, hypothecate, lien, encumbrance, restriction, option, right of others or security interest of any kind.

"Governmental Authorities" means any applicable Canadian or non-Canadian federal, provincial and municipal agency, ministry, crown corporation, department, inspector and official.

"Interim Period" means the period commencing on the date of this Agreement and ending immediately before the opening of business on the Closing Date.

"InterUnion Promissory Notes" means the US$628,748 owed by Receptagen to InterUnion Financial Corporation ("InterUnion") pursuant to unsecured, non-interest bearing promissory notes issued to InterUnion to cover InterUnion promissory notes to Receptagen's co-owner creditors.

"Letter of Intent" means the letter of intent dated May 15, 2001 between Receptagen and Spantel which is superseded by this Agreement.

"Meeting" means the annual and special meeting of shareholders of Receptagen held July 12, 2001 to consider the transactions contemplated herein.

"OSC" means the Ontario Securities Commission.

"Parties" means the parties to the Agreement and "Party" means any one of them.

"Permits" means authorizations, registrations, permits, approvals or licenses that can be issued or granted by Governmental Authorities.

"Person" means an individual, body corporate, partnership, trustee, trust, unincorporated association, executor, administrator or legal representative.

"Records" means the Spantel Records, Receptagen Records and Subsidiary Records.

"Regulatory Approval" means the approvals and consents of applicable regulatory authorities in Canada and the United States which are required to complete the Share Exchange, including but not limited to, the revocation of the Cease Trade Orders in Ontario, Alberta and British Columbia and approval of the Debt Conversion.

"Receptagen Financial Statements" means the financial statements of Receptagen attached Schedule 4.

"Receptagen Information Circular" means the draft management information circular of Receptagen appended hereto as Schedule 5, to be used at the annual and special meeting of the shareholders of the Corporation relating to, amongst other things, the Share Exchange.

"Receptagen Options" means the outstanding options to acquire Receptagen Shares as of the date of this Agreement.

"Receptagen Records" means Receptagen books, records, files including business and financial records, documentation and information (other than the Receptagen Financial Statements), whether in writing or stored in any retrieval system or data base.

"Receptagen Shares" means the common shares of Receptagen.

"Receptagen Stock Option Plan" means the stock option plan of Receptagen adopted by the board of directors of Receptagen on December 3, 1995 and approved by the shareholders of Receptagen on June 12, 1995 which will terminate on June 12, 2005.

"Receptagen Warrants" means the outstanding warrants to acquire common shares of Receptagen as of the date of this Agreement.

"Share Exchange" has the meaning attributed to it in section 2.2.

"Shareholder Approval" means approval by the holders of the common shares in Receptagen in respect to the Share Exchange, including but not limited to, approval of: (i) the Share Exchange; (ii) Debt Conversion; (iii) Consolidation;
(iv) change of directors upon the completion of the Share Exchange; (v) change of name of Receptagen to "Spantel Communications Inc." or such other name as the board of directors of Receptagen may decide; (vi) application to the OSC, ASC and BCSC to revoke the Cease Trade Orders; and (vii) application of Receptagen to cease to be a reporting issuer in Ontario, Alberta and British Columbia.

"Spantel's Business" means Spantel's business, operated through Spantel 2000, S.A. and headquartered in Madrid, Spain, of providing discount long distance telecommunications services aimed at a broad base of customers in Spain.

"Spantel 2000, S.A. Financial Statements" means the financial statements of Spantel 2000, S.A. attached as Schedule 3.

"Spantel Records" means Spantel's books, records, files, including business and financial records, documentation and information (other than the Spantel Financial Statements), whether in writing or stored in any retrieval system or data base.

"Spantel Securities" means all the issued and outstanding securities of Spantel, being 60,000,000 common shares.

"Spantel Shareholder" means the registered shareholders of Spantel, respectively, as of the day this Agreement was executed.

"Subsidiary Records" means Spantel 2000, S.A.'s books, records, files, including business and financial records, documentation and information, whether in writing or stored in any retrieval system or data base.

"Trustee" means the trustee appointed pursuant to the Escrow Agreement.